(1) NEEDHAM Aggressive Growth Fund
Rule 10F-3

Issuer:  FormFactor Inc.
Type of Security:  Common
IPO or Secondary:  IPO
SEC Registered:  Yes
Total Offering:  6,000,000
Date of Purchase:  06/11/03
Number of shares Purchased:  500
Date of Public Offer:  06/11/03
Fund Price Paid:  $14.00
Public Offering Price:  $14.00
Firm Commitment Underwriting?:  Yes
Underwriting gross spread as % of Proceeds:  7.00%
Consistent with average industry % of gross spread:  Yes
Company operational for 3 years?:  Yes
Less than 3% of fund assets used for purchase?:  Yes
Fund's purchase represent's less than 25% of the offering?:  Yes
Name of underwriter(s) purchased from?:  Morgan Stanley
Needham Company, Inc Mgr or Co-Mgr?:  No



(2) NEEDHAM Small Cap Growth Fund
Rule 10F-3

Issuer:  FormFactor Inc.
Type of Security:  Common
IPO or Secondary:  IPO
SEC Registered:  Yes
Total Offering:  6,000,000
Date of Purchase:  06/11/03
Number of shares Purchased:  500
Date of Public Offer:  06/11/03
Fund Price Paid:  $14.00
Public Offering Price:  $14.00
Firm Commitment Underwriting ?:  Yes
Underwriting gross spread as % of Proceeds:  7.00%
Consistent with average industry % of gross spread:  Yes
Company operational for 3 years?:  Yes
Less than 3% of fund assets used for purchase?:  Yes
Fund's purchase represent's less than 25% of the offering?:  Yes
Name of underwriter(s) purchased from?:  Morgan Stanley
Needham Company, Inc Mgr or Co-Mgr?:  No